UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2016 (May 23, 2016)

ANCESTRY.COM LLC
(Exact name of registrant as specified in its charter)

Delaware	333-189129-16	37-1708583
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 West 4800 North, Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 705-7000
Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Operating Committee Members; Election of Operating Committee Members

In connection with the closing of the transactions described in Item 8.01 below (the “Transaction”), Ancestry.com LLC (the “Company”) announced the resignations of the following Operating Committee Members: Janice Chaffin, Bruce Chizen, Brad Garlinghouse, Dipan Patel and Brian Ruder. The decision to resign did not involve any disagreement with the Company, the Company’s management or the Operating Committee, but was part of the agreed transition planning regarding the Transaction.

In addition, the Company announced that in connection with the Transaction the Operating Committee was expanded to nine members. In addition to Messrs. Timothy Sullivan and Victor Parker, who will continue to serve on the Operating Committee, the new Operating Committee members are:

•
Mike Bingle is a Managing Partner and Managing Director at Silver Lake Partners. Prior to joining Silver Lake in 2000, Mr. Bingle was a principal at Apollo Advisors, L.P., then a large-scale and diversified private equity firm. Prior to Apollo, Mr. Bingle worked as an investment banker in the Leveraged Finance Group of Goldman, Sachs & Co. Mr. Bingle serves on the board of directors of Fanatics, Inc., Gartner, Inc. and SolarWinds. Mr. Bingle also serves on the Board of Visitors of the Pratt School of Engineering at Duke University and is a member of the Council on Foreign Relations. Previously, Mr. Bingle was a director at Ameritrade Holding Corp., Datek Online Holdings, Inc., Gerson Lehrman Group, Inc., Interactive Data Corporation, IPC Systems, Inc., Instinet, Inc., Mercury Payment Systems, and Virtu Financial, LLC. He holds a B.S.E. in Biomedical Engineering from Duke University.

•
Stephen Evans is a Managing Director at Silver Lake Partners. Prior to joining Silver Lake in 2008, Mr. Evans was a Principal at Cognetas, a pan-European private equity firm, where he focused on transactions across business and information services. Previously, Mr. Evans spent five years at Bain & Company, based both in Europe and the U.S., including two years in Bain's private equity group. Mr. Evans is a director of WME Entertainment and previously served on the board of Serena Software. He is a member of the executive board of the EB Research Foundation, which is dedicated to finding a cure for Epidermolysis Bullosa, a rare children's disease. Mr. Evans holds an M.A. and an M.Phil. from Cambridge University and an M.B.A. from Harvard Business School.

•
Howard Hochhauser is the Company’s Chief Financial Officer and Chief Operating Officer. Howard Hochhauser joined Ancestry.com in 2009 as Chief Financial Officer. In February 2012 he added the position of Chief Operating Officer. During his tenure Howard has helped lead the Company’s initial 2009 public offering, its go-private transaction in 2012, 7 acquisitions and all of its public equity and debt financings, and the strategic investment of Silver Lake and GIC. He oversees areas including finance and human resources, as well the company’s content and international operations. Prior to joining Ancestry.com Howard served as Chief Financial Officer of Martha Stewart Living Omnimedia, and earlier in his career was a Vice President of Equity Research at Bear Stearns & Co. and a Staff Accountant at KPMG Peat Marwick. Howard was voted #1 Internet industry CFO of 2012 by investment community professionals surveyed by Institutional Investor magazine. He is a Certified Public Accountant and holds an M.B.A. from Columbia University and a B.S. from Boston University. He also serves as a Director of OpenX. In connection with the closing of the previously disclosed transaction, Mr. Hochhauser tendered a portion of his equity in the Company valued at $388,760.51.

•
Alex Moskowitz is a Senior Vice President in the Direct Investments Group in the Americas for GIC’s Private Equity and Infrastructure arm. Before joining GIC in 2008, Mr. Moskowitz was an associate at CIVC Partners, a middle-market private equity fund, and an analyst at William Blair & Company. He has board responsibilities for several GIC portfolio companies, including HUB International Limited, Kronos Incorporated, and Ancestry.com. Mr. Moskowitz received an MBA from the Stanford Graduate School of Business and a BA in Economics, magna cum laude, from the University of Pennsylvania.

•
Andrew Skrilow is a Vice President in the Direct Investments Group in the Americas for GIC’s Private Equity and Infrastructure arm. Before joining GIC in 2011, Mr. Skrilow was an associate at AEA Investors focused on mid-market LBOs, and was previously an investment banking analyst at JPMorgan Chase. He serves as a board observer for PetSmart, Inc. Mr. Skrilow received an MBA from the University of Chicago Booth School of Business, where he was a Siebel Scholar and graduated with high honors, and a B.A., magna cum laude, from the University of Pennsylvania, where he was a University Scholar.

•
Jason White is a Director at Silver Lake Partners, which he joined in 2006. He currently serves as a director on the boards of SolarWinds and SMART Modular Technologies (WWH), Inc. Previously, he worked in the Media & Communications Investment Banking Group and the Convertible Products Group at Morgan Stanley. Mr. White graduated Phi Beta Kappa from Princeton University with a B.S.E. in Operations Research & Financial Engineering.

•
Eric Wilmes is a Managing Director with GIC, which he joined in 2011. He heads the Direct Investments Group in the Americas for GIC's Private Equity and Infrastructure arm. Before joining GIC, Mr. Wilmes was a Director at Friedman Fleischer & Lowe in San Francisco and at Centre Partners in New York. He began his private equity career at Morgan Stanley Capital Partners. Mr. Wilmes serves on the boards of directors of Kronos Incorporated, PetSmart, Inc. and Veritas Technologies. He was formerly a director of several businesses, including Acosta Sales and Marketing and HUB International Limited. Mr. Wilmes graduated from Williams College, magna cum laude, with a Bachelor of Arts in Economics.

None of the new Operating Committee members shall be entitled to any compensation for serving as a member of the Operating Committee. The Company will reimburse the Operating Committee Members’ expenses for attendance at Operating Committee meetings.

Departure of Certain Officers

On May 23, 2016, the Company announced that William Stern, the Company’s Chief Legal Officer, Chief Risk Officer and Secretary will be stepping down as an officer of the Company effective October 3, 2016.  Mr. Stern is expected to continue in his current roles until such time to aid in transition.

ITEM 8.01.    Other Events.

    On May 23, 2016, each of Silver Lake Partners and GIC, a current investor in the Company’s ultimate parent entity (“Parent”), completed their previously announced transaction to acquire substantial equity stakes in Parent from existing equity holders at an enterprise value of approximately $2.6 billion. As a result, Silver Lake and GIC each hold equal minority ownership positions in Parent, while other existing investors - the Permira funds, Spectrum Equity and Ancestry management, including President and Chief Executive Officer Tim Sullivan and Chief Financial and Chief Operating Officer Howard Hochhauser - remain as meaningful equity investors in Parent and, along with GIC, continue to own a majority of Parent. In addition, on May 23, 2016 Parent closed the previously announced employee tender offer.

On May 23, 2016, the Company issued a press release reporting the closing of the previously announced transaction. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibit	Description

	99.1	Press release dated May 23, 2016 by the Company reporting the closing of the previously announced transaction

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM LLC
(Registrant)

Date: May 23, 2016	By:	/s/ William C. Stern
William C. Stern
Chief Legal Officer

INDEX OF EXHIBITS

Exhibit	Description
99.1	Press release dated May 23, 2016 by the Company reporting the closing of the previously announced transaction